UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2014

DICERNA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36281	20-5993609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

480 Arsenal Street

Building 1, Suite 120

Watertown, Massachusetts 02472

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (617) 621-8097

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On February 4, 2014, Dicerna Pharmaceuticals, Inc., a Delaware corporation (the “Company”), filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware, effective immediately prior to the closing of the initial public offering of common stock, par value $0.0001 per share, of the Company (“Common Stock”) on February 4, 2014 (the “Offering”). The Restated Certificate, among other things, (i) authorizes 150,000,000 shares of Common Stock, (ii) eliminates all of the provisions of and references to the shares of preferred stock authorized and outstanding immediately prior to the closing of the Offering and (iii) authorizes 5,000,000 shares of preferred stock, par value $0.0001 per share, which may be designated and issued from time to time by the board of directors of the Company (the “Board”) with the rights, preferences and privileges and qualifications, limitations or restrictions thereof to be fixed by the Board. The amendment of certain provisions of the Restated Certificate requires the affirmative votes of the holders of at least a majority of the voting power of all of the then-outstanding shares of voting stock of the Company.

A summary of certain provisions of the Restated Certificate is set forth in the section titled “Description of Capital Stock” in the prospectus filed by the Company on January 30, 2014 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), which summary is hereby incorporated by reference herein.

The foregoing description of the Restated Certificate is qualified in its entirety by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is hereby incorporated by reference herein.

Amended and Restated Bylaws

On February 4, 2014, the amended and restated bylaws of the Company (the “Restated Bylaws”) became effective immediately prior to the closing of the Offering. The Restated Bylaws, among other things, (i) require all stockholder actions to be taken by a vote of the stockholders at an annual or special meeting and eliminate the ability of the stockholders to take any action by written consent in lieu of a meeting, (ii) set forth the requirements and procedures for calling a special stockholder meeting, (iii) establish advance notice procedures for stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before the stockholder meetings, (iv) permit removal of the Board or any individual director from office at any time without cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the Company, (v) provide for indemnification of the Company’s directors, executive officers, other officers, employees and agents, and (vi) designate the Court of Chancery of the State of Delaware to be the sole and exclusive forum for certain actions and proceedings. The Restated Bylaws may be amended by the affirmative votes of the holders of at least a majority of the voting power of all of the then-outstanding shares of our voting stock or, subject to certain limitations set forth therein, by the Board.

A summary of certain provisions of the Restated Bylaws is set forth in the section titled “Description of Capital Stock” in the prospectus filed by the Company pursuant to Rule 424(b)(4) under the Securities Act on January 30, 2014, which summary is hereby incorporated by reference herein.

The foregoing description of the Restated Bylaws is qualified in its entirety by reference to the Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is hereby incorporated by reference herein.

Item 8.01. Other Events.

On February 4, 2014, the Company issued a press release announcing the closing of the Offering, in which the Company sold an aggregate of 6,900,000 shares of Common Stock, including 900,000 shares of Common Stock sold pursuant to the exercise in full by the underwriters in the Offering of an option to purchase such additional shares, at an initial public offering price of $15.00 per share, before deducting the underwriting commissions and discounts. The aggregate net proceeds to the Company are approximately $92.9 million, after deducting underwriting commissions and discounts and the estimated offering expenses payable by the Company.

Jefferies LLC, Leerink Partners LLC, and Stifel, Nicolaus & Company, Incorporated acted as joint book-running managers for the Offering. Robert W. Baird & Co. Incorporated acted as co-lead manager for the Offering.

A copy of the Company’s press release announcing the completion of the Offering is attached hereto as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company, effective as of February 4, 2014.

3.2	Amended and Restated Bylaws of the Company, effective as of February 4, 2014.

99.1	Press release titled “Dicerna Announces Closing of Initial Public Offering and Exercise of Option to Purchase Additional Shares” issued by the Company on February 4, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2014	DICERNA PHARMACEUTICALS, INC.

	By:	/s/ James E. Dentzer
James E. Dentzer
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company, effective as of February 4, 2014.

3.2	Amended and Restated Bylaws of the Company, effective as of February 4, 2014.

99.1	Press release titled “Dicerna Announces Closing of Initial Public Offering and Exercise of Option to Purchase Additional Shares” issued by the Company on February 4, 2014.